Exhibit 99.5

RISK FACTORS RELATED TO

DAWSON GEOPHYSICAL COMPANY

The following risk factors relate to the combined business of Dawson Geophysical Company (the “Company”), which was formerly known as TGC Industries, Inc. (“Legacy TGC”), following its strategic business combination with Dawson Operating Company, which was formerly known as Dawson Geophysical Company (“Legacy Dawson”), pursuant to which a wholly-owned subsidiary of Legacy TGC merged with and into Legacy Dawson, with Legacy Dawson continuing after the merger as the surviving entity and a wholly-owned subsidiary of Legacy TGC (the “Merger”).  These risk factors could affect our actual results and should be considered carefully when evaluating us.  Although the risks described below are the risks that we believe are material, they are not the only risks relating to our business, our industry and our common stock. Additional risks and uncertainties, including those that are not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or results of operations.  If any of the events described below occur, our business, financial condition or results of operations could be materially adversely affected. Unless the context indicates otherwise, references in this discussion to “we,” “us,” “our” or the “Company” refer to the combined Company and its subsidiaries, including Legacy Dawson, following the Merger.

These risk factors should be read in conjunction with the other detailed information concerning us set forth in our accompanying financial statements and notes set forth in Exhibits 99.1, 99.2 and 99.3.

This report contains forward-looking statements that are based on information currently available to management as well as management’s assumptions and beliefs. All statements, other than statements of historical fact, included herein constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate” and “expect” and similar expressions. Such statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. We disclaim any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise.

Company Risks

We may fail to realize the anticipated benefits of the Merger, which could adversely affect the value of our common stock.

The success of the Merger will depend, in part, on our ability to manage effectively the businesses of Legacy TGC and Legacy Dawson and realize the anticipated benefits from the combination of Legacy TGC and Legacy Dawson. We believe that these anticipated benefits, which include the expansion of Legacy TGC’s geographic diversity, an increase in seismic crew utilization rates due to an expanded order book and the ability to enhance efficiencies because of logistical improvements and expanded support services capabilities, are achievable. However, it is possible that we will not be able to achieve these benefits fully, or at all, or will not be able to achieve them within the anticipated timeframe. Prior to the completion of the Merger, Legacy TGC and Legacy Dawson operated independently, and there can be no assurance that their businesses can be integrated successfully. If our expectations as to the benefits of the Merger turn out to be incorrect, or we are not able to successfully integrate the businesses of Legacy TGC and Legacy Dawson for any other reason, our financial and operating results and the value of our common stock may be adversely affected.

While certain key employees of Legacy TGC and Legacy Dawson have entered into employment agreements with us that became effective at the effective time of the Merger, it is possible that the integration process could result in the loss of other key Legacy TGC or Legacy Dawson employees, as well as disrupt our ongoing business or cause inconsistencies in our standards, controls, procedures and policies. Specific issues that must be addressed in order to realize the anticipated benefits of the Merger include, among other things:

•                  integrating Legacy TGC’s and Legacy Dawson’s strategies, cultures and operations;

•                  retaining existing Legacy TGC and Legacy Dawson clients and suppliers;

•                  adopting best practices across the combined entity and harmonizing our operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•                  integrating Legacy TGC’s and Legacy Dawson’s corporate, administrative and information technology infrastructure; and

•                  managing any tax costs or inefficiencies associated with integration.

In addition, at times, the attention of certain members of our management and the resources of our company may be focused on business aspects related to the Merger and the integration of the businesses of Legacy TGC and Legacy Dawson and may be diverted from day-to-day business operations.

We may incur losses.

We incurred net losses of $24,016,000 for the twelve months ended December 31, 2014, on a pro forma basis giving effect to the Merger.  On a standalone basis, Legacy TGC reported net loss of approximately $9,528,000 for the year ended December 31, 2014, compared to a net loss of approximately $6,316,000 for the year ended December 31, 2013, and net income of approximately $15,672,000 for the year ended December 31, 2012. Additionally, Legacy Dawson reported a net loss of approximately $12,620,000 for its fiscal year ended September 30, 2014, compared to a net income of approximately $10,480,000 and $11,113,000 for its fiscal years ended September 30, 2013 and 2012, respectively. Legacy TGC also reported net income for 2011, net loss for 2010 and net income for 2009 and 2008, and Legacy Dawson reported net loss for its fiscal years 2011 and 2010 and net income for its fiscal years 2009 and 2008.

Our ability to be profitable in the future will depend on many factors beyond our control, but primarily on the level of demand for land-based seismic data acquisition services by oil and natural gas exploration and development companies.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

Our revenues and operating results can be expected to fluctuate from period to period.

Our revenues, operating results, and profitability may fluctuate from period to period. These fluctuations are attributable to the level of new business in a particular period, the timing of the initiation, progress or cancellation of significant projects, higher revenues and expenses on our dynamite contracts, and costs we incur to train new crews we may add in the future to meet increased client demand. Fluctuations in our operating results may also be affected by other factors that are outside of our control such as permit delays, weather delays and crew productivity. Oil and natural gas prices have continued to be volatile, and have resulted in significant demand fluctuations for our services. There can be no assurance of future oil and gas price levels or stability. Our operations in Canada are also seasonal as a result of the thawing season and we have historically experienced limited Canadian activity for the second and third calendar quarters of each year. The demand for our services will be adversely affected by a significant reduction in oil and natural gas prices and by climate change legislation or material changes to U.S. energy policy.  Because our business has high fixed costs, the negative effect of one or more of these factors could trigger wide variations in our operating revenues, EBITDA margin, and profitability from quarter-to-quarter, which these factors render quarter-to-quarter comparisons unreliable as an indicator of performance.  Due to the factors discussed above, you should not expect sequential growth in our quarterly revenues and profitability.

We face intense competition in our business that could result in downward pricing pressure and the loss of market share.

The seismic data acquisition services industry is a highly competitive business in the continental U.S. and Canada.  Our competitors include companies with financial resources that are significantly greater than our own as well as companies of comparable and smaller size.  Additionally, the seismic data acquisition business is extremely price competitive and has a history of periods in which seismic contractors bid jobs below cost and therefore adversely affect industry pricing.  Many contracts are awarded on a bid basis, which may further increase competition based primarily on price. Further, the barriers to entry in the seismic industry are not prohibitive, and it would not be difficult for seismic companies outside of the U.S. to enter the U.S. market and compete with us.

Our clients could delay, reduce or cancel their service contracts with us on short notice, which may lead to lower than expected demand and revenues.

Our order book reflects client commitments at levels we believe are sufficient to maintain operations on our existing crews for the indicated periods. However, our clients can delay, reduce or cancel their service contracts with us on short notice. In addition, the timing of the origination and completion of projects and when projects are awarded and contracted for is also uncertain. As a result, our order book as of any particular date may not be indicative of actual demand and revenues for any succeeding fiscal period.

Our profitability is determined, in part, by the utilization level and productivity of our crews and is affected by numerous external factors that are beyond our control.

Our revenue is determined, in part, by the contract price we receive for our services, the level of utilization of our data acquisition crews and the productivity of these crews. Crew utilization and productivity is partly a function of external factors, such as client cancellation or delay of projects, or operating delays from inclement weather, obtaining land access rights and other factors, over which we have no control. If our crews encounter operational difficulties or delays on any data acquisition survey, our results of operations may vary, and in some cases, may be adversely affected.

In recent years, most of our projects have been performed on a turnkey basis for which we were paid a fixed price for a defined scope of work or unit of data acquired. The revenue, cost and gross profit realized under our turnkey contracts can vary from our estimates because of changes in job conditions, variations in labor and equipment productivity or because of the performance of our subcontractors. Turnkey contracts may also cause us to bear substantially all of the risks of business interruption caused by external factors over which we may have no control, such as weather, obtaining land access rights, crew downtime or operational delays. These variations, delays and risks inherent in turnkey contracts may result in reducing our profitability.

We are subject to Canadian foreign currency exchange rate risk.

We conduct business in Canada which subjects us to foreign currency exchange rate risk.  Currently, we do not hold or issue foreign currency forward contracts, option contracts or other derivative financial instruments to mitigate the currency exchange rate risk.  Our results of operations and our cash flows could be impacted by changes in foreign currency exchange rates.

Capital requirements for our operations are large. If we are unable to finance these requirements, we may not be able to maintain our competitive advantage.

Seismic data acquisition and data processing technologies historically have progressed steadily, and we expect this trend to continue. In order to remain competitive, we must continue to invest additional capital to maintain, upgrade and expand our seismic data acquisition capabilities. Our working capital requirements remain high, primarily due to the expansion of our infrastructure in response to client demand for cable-less recording systems and more recording channels, which has increased as the industry strives for improved data quality with greater subsurface resolution images. Our sources of working capital are limited. We have historically funded our working capital requirements with cash generated from operations, cash reserves and borrowings from commercial banks. Recently, we have funded some of our capital expenditures through equipment term loans and capital leases. In the past, we have also funded our capital expenditures and other financing needs through public equity offerings. If we were to expand our operations at a rate exceeding operating cash flow, if current demand or pricing of geophysical services were to decrease substantially or if technical advances or competitive pressures required us to acquire new equipment faster than our cash flow could sustain, additional financing could be required. If we were not able to obtain such financing or renew our existing revolving line of credit when needed, our failure could have a negative impact on our ability to pursue expansion and maintain our competitive advantage.

Technological change in our business creates risks of technological obsolescence and requirements for future capital expenditures. If we are unable to keep up with these technological advances, we may not be able to compete effectively.

Seismic data acquisition technologies historically have steadily improved and progressed, and we expect this progression to continue. We are in a capital intensive industry, and in order to remain competitive, we must continue to invest additional capital to maintain, upgrade and expand our seismic data acquisition capabilities.  However, we may have limitations on our ability to obtain the financing necessary to enable us to purchase state-of-the-art equipment, and certain of our competitors may be able to purchase newer equipment when we may not be able to do so, thus affecting our ability to compete.

We rely on a limited number of key suppliers for specific seismic services and equipment.

We depend on a limited number of third parties to supply us with specific seismic services and equipment. From time to time, increased demand for seismic data acquisition services has decreased the available supply of new seismic equipment, resulting in extended delivery dates on orders of new equipment. Any delay in obtaining equipment could delay our deployment of additional crews and restrict the productivity of existing crews, adversely affecting our business and results of operation. In addition, any adverse change in the terms of our suppliers’ arrangements could affect our results of operations.

Some of our suppliers may also be our competitors. If competitive pressures were to become such that our suppliers would no longer sell to us, we would not be able to easily replace the technology with equipment that communicates effectively with our existing technology, thereby impairing our ability to conduct our business.

Inclement weather may adversely affect our ability to complete projects and could therefore adversely affect our results of operations.

Our seismic data acquisition operations could be adversely affected by inclement weather conditions. Delays associated with weather conditions could adversely affect our results of operations. For example, weather delays could affect our operations on a particular project or an entire region and could lengthen the time to complete data acquisition projects. In addition, even if we negotiate weather protection provisions in our contracts, we may not be fully compensated by our clients for the delay caused by the inclement weather.

We are dependent on our management team and key employees, and our inability to retain our current team or attract new employees could harm our business.

Our continued success depends upon attracting and retaining highly skilled professionals and other technical personnel.  A number of our employees are highly skilled scientists and highly trained technicians.  The loss, whether by death, departure or illness, of our senior executives or other key employees or our failure to continue to attract and retain skilled and technically knowledgeable personnel could adversely affect our ability to compete in the seismic services industry.  We may experience significant competition for such personnel, particularly during periods of increased demand for seismic services.  A limited number of our employees are under employment contracts, and we have no key man insurance.

A limited number of clients operating in a single industry account for a significant portion of our revenues, and the loss of one of these clients could adversely affect our results of operations.

We derive a significant amount of our revenues from a relatively small number of oil and gas exploration and development companies.  During the twelve months ended December 31, 2014, our largest client accounted for approximately 11% of our revenues on a pro forma basis giving effect to the Merger. If this client, or any of our other significant clients, were to terminate their contracts or fail to contract for our services in the future because they are acquired, alter their exploration or development strategy, experience financial difficulties or for any other reason, our results of operations could be adversely affected.

We extend credit to our clients without requiring collateral, and a default by a client could have a material adverse effect on our operating revenues.

We perform ongoing credit evaluations of our clients’ financial conditions and, generally, require no collateral from our clients. It is possible that one or more of our clients will become financially distressed, which could cause them to default on their obligations to us and could reduce the client’s future need for seismic services provided by us. Our concentration of clients may also increase our overall exposure to these credit risks. A default in payment from one of our large clients could have a material adverse effect on our operating revenues for the period involved.

We have a significant amount of indebtedness, and certain of our core assets and our accounts receivable are pledged as collateral for these obligations.

We have a significant amount of indebtedness, and certain of our core assets as well as our accounts receivable are pledged as collateral for these borrowings. If we are unable to repay all secured borrowings when due, whether at maturity or if declared due and payable following a default, our lenders have the right to proceed against the assets pledged to secure the indebtedness and may sell these assets in order to repay those borrowings, which could materially harm our business, financial condition and results of operations.

Our results of operations could be adversely affected by asset impairments.

We periodically review our portfolio of equipment and our intangible assets for impairment. In connection with the Merger, we expect to record intangibles associated with the combination of Legacy TGC and Legacy Dawson that we anticipate will be a significant asset on our consolidated balance sheet. Future events, including our financial performance, sustained decreases in oil and natural gas prices, reduced demand for our services, our market valuation or the market valuation of comparable companies, loss of a significant client’s business, failure to realize the benefits of the Merger, or strategic decisions, could cause us to conclude that impairment indicators exist and that the asset values associated with our equipment or our intangibles, if any, must be impaired. If we are forced to impair our equipment or intangibles these noncash asset impairments could negatively affect our results of operations in a material manner in the period in which they are recorded, and the larger the amount of any impairment that may be taken, the greater the impact such impairment would have on our results of operations.

We may be subject to liability claims that are not covered by our insurance.

Our business is subject to the general risks inherent in land-based seismic data acquisition activities. Our activities are often conducted in remote areas under dangerous conditions including the detonation of dynamite. These operations are subject to risks of injury to personnel and damage to equipment.  Our crews are mobile, and equipment and personnel are subject to vehicular accidents.  These risks could cause us to experience equipment losses, injuries to our personnel, and interruptions in our business.

In addition, we could be subject to personal injury or real property damage claims in the normal operation of our business.  Such claims may not be covered under the indemnification provisions contained in our general service agreements to the extent that the damage is due to our negligence or intentional misconduct.

Our general service agreements require us to have specific amounts of insurance. However, we do not carry insurance against certain risks that could cause losses, including business interruption resulting from equipment maintenance or weather delays. Further, there can be no assurance, however, that any insurance obtained by us will be adequate to cover all losses or liabilities or that this insurance will continue to be available or available on terms which are acceptable to us. Liabilities for which we are not insured, or which exceed the policy limits of our applicable insurance, could have a materially adverse effect on us.

We may be held liable for the actions of our subcontractors.

We often work as the general contractor on seismic data acquisition surveys and, consequently, engage a number of subcontractors to perform services and provide products. While we obtain contractual indemnification and insurance covering the acts of these subcontractors and require the subcontractors to obtain insurance for our benefit, we could be held liable for the actions of these subcontractors. In addition, subcontractors may cause injury to our personnel or damage to our property that is not fully covered by insurance.

We are subject to the requirements of Section 404 of the Sarbanes-Oxley Act. If we are unable to maintain compliance with Section 404, or if the costs related to maintaining compliance are significant, our profitability, stock price, and results of operations and financial condition could be materially adversely affected.

If we are unable to maintain adequate internal controls in accordance with Section 404, as such standards are amended, supplemented, or modified from time to time, we may not be able to ensure that we have effective internal controls over financial reporting on an ongoing basis in accordance with Section 404.  Failure to achieve and maintain effective internal controls could have a material adverse effect on our stock price.  In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of clients, reduce our ability to obtain financing, and/or require additional expenditures to comply with these requirements, each of which could negatively impact our business, profitability, and financial condition.

Industry Risks

We derive nearly all of our revenues from companies in the oil and natural gas exploration and development industry, a historically cyclical industry, with levels of activity that are significantly affected by the levels and volatility of oil and natural gas prices.

Demand for our services depends upon the level of expenditures by oil and natural gas companies for exploration, production, development and field management activities, which depend, in part, on oil and natural gas prices. Significant fluctuations in oil and natural gas exploration activities and oil and natural gas prices have adversely affected the demand for our services and our results of operations in the past and would continue to do so if the level of such exploration activities and the prices for oil and natural gas were to decline in the future. In addition to the market prices of oil and natural gas, the willingness of our clients to explore, develop and produce depends largely upon prevailing industry conditions that are influenced by numerous factors over which our management has no control, including general economic conditions and the availability of credit. Any prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and natural gas prices or otherwise, could adversely impact us in many ways by negatively affecting:

•                  our revenues, cash flows, and profitability;

•                  our ability to maintain or increase our borrowing capacity;

•                  our ability to obtain additional capital to finance our business and the cost of that capital; and

•                  our ability to attract and retain skilled personnel whom we would need in the event of an upturn in the demand for our services.

Worldwide political, economic, and military events have contributed to oil and natural gas price volatility and are likely to continue to do so in the future. Depending on the market prices of oil and natural gas, oil and natural gas exploration and development companies may cancel or curtail their capital expenditure and drilling programs, thereby reducing demand for our services, or may become unable to pay, or have to delay payment of, amounts owed to us for our services. Oil and natural gas prices have been highly volatile historically and, we believe, will continue to be so in the future. Many factors beyond our control affect oil and natural gas prices including:

•                  the cost of exploring for, producing, and delivering oil and natural gas;

•                  the discovery rate of new oil and natural gas reserves;

•                  the rate of decline of existing and new oil and natural gas reserves;

•                  available pipeline and other oil and natural gas transportation capacity;

•                  the ability of oil and natural gas companies to raise capital and debt financing;

•                  actions by OPEC (the Organization of Petroleum Exporting Countries);

•                  political instability in the Middle East and other major oil and natural gas producing regions;

•                  economic conditions in the United States and elsewhere;

•                  domestic and foreign tax policy;

•                  domestic and foreign energy policy including increased emphasis on alternative sources of energy;

•                  weather conditions in the United States, Canada and elsewhere;

•                  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

•                  the price of foreign imports of oil and natural gas; and

•                  the overall supply and demand for oil and natural gas.

The high fixed costs of our operations could result in operating losses.

Companies within our industry are typically subject to high fixed costs which consist primarily of depreciation (a non-cash item) and maintenance expenses associated with seismic data acquisition and equipment and crew costs. In addition, ongoing maintenance capital expenditures, as well as new equipment investment, can be significant. As a result, any extended periods of significant downtime or low productivity caused by reduced demand, weather interruptions, equipment failures, permit delays, or other causes could result in operating losses.

We operate under hazardous conditions that subject us to risk of damage to property or personnel injuries and may interrupt our business.

Our business is subject to the general risks inherent in land-based seismic data acquisition activities. Our activities are often conducted in remote areas under extreme weather and other dangerous conditions, including the use of dynamite as an energy source. These operations are subject to risks of injury to our personnel and third parties and damage to our equipment and improvements in the areas in which we operate. In addition, our crews often operate in areas where the risk of wildfires is present and may be increased by our activities. Our crews are mobile, and equipment and personnel are subject to vehicular accidents. We use diesel fuel which is classified by the U.S. Department of Transportation as a hazardous material. These risks could cause us to experience equipment losses, injuries to our personnel and interruptions in our business. Delays due to operational disruptions such as equipment losses, personnel injuries and business interruptions could adversely affect our profitability and results of operations.

We and our clients may be adversely affected by an economic downturn.

An economic downturn could have a material adverse effect on our financial results and proposed plan of operations and could lead to further significant fluctuations in the demand for and pricing of oil and gas.  Reduced demand and pricing pressures could adversely affect the financial condition and results of operations of our clients and their ability to purchase our services.  We are not able to predict the timing, extent, and duration of the economic cycles in the markets in which we operate.

Our operations are subject to delays related to obtaining land access rights of way from third parties which could affect our results of operations.

Our seismic data acquisition operations could be adversely affected by our inability to obtain timely right of way usage from both public and private land and/or mineral owners. We cannot begin surveys on property without obtaining permits from governmental entities as well as the permission of the private landowners who own the land being surveyed. In recent years, it has become more difficult, costly and time-consuming to obtain access rights of way as drilling activities have expanded into more populated areas. Additionally, while landowners generally are cooperative in granting access rights, some have become more resistant to seismic and drilling activities occurring on their property. In addition, governmental entities do not always grant permits within the time periods expected. Delays associated with obtaining such rights of way could negatively affect our results of operations.

Our business is subject to government regulation that may adversely affect our future operations.

Our operations are subject to a variety of federal, state, and provincial and local laws and regulations, including laws and regulations relating to the protection of the environment and archeological sites and those that may result from climate change legislation.  Canadian operations have been historically cyclical due to governmental restrictions on seismic acquisition during certain periods.  As a result, there is a risk that there will be a significant amount of unused equipment during those periods.  We are required to expend financial and managerial resources to comply with such laws and related permit requirements in our operations, and we anticipate that we will continue to be required to do so in the future. Although such expenditures historically have not been material to us, the fact that such laws or regulations change frequently makes it impossible for us to predict the cost or impact of such laws and regulations on our future operations. The adoption of laws and regulations that have the effect of reducing or curtailing exploration and development activities by energy companies could also adversely affect our operations by reducing the demand for our services.

Current and future legislation or regulation relating to climate change or hydraulic fracturing could negatively affect the exploration and production of oil and gas and adversely affect demand for our services.

In response to concerns suggesting that emissions of certain gases, commonly referred to as “greenhouse gases” (GHG) (including carbon dioxide and methane) may be contributing to global climate change, legislative and regulatory measures to address the concerns are in various phases of discussion or implementation at the national and state levels. At least one-half of the states, either individually or through multi-state regional initiatives, have already taken legal measures intended to reduce GHG emissions, primarily through the planned development of GHG emission inventories and/or GHG cap and trade programs. Although various climate change legislative measures have been under consideration by the U.S. Congress, it is not possible at this time to predict whether or when Congress may act on climate change legislation. The U.S. Environmental Protection Agency (the “EPA”) has promulgated a series of rulemakings and taken other actions that the EPA states will result in the regulation of GHG as “air pollutants” under the existing federal Clean Air Act. Furthermore, in 2010, EPA regulations became effective that require monitoring and reporting of GHG emissions on an annual basis, including extensive GHG monitoring and reporting requirements. While this new rule does not control GHG emission levels from any facilities, it will cause covered facilities to incur monitoring and reporting costs. Moreover, lawsuits have been filed seeking to require individual companies to reduce GHG emissions from their operations. These and other lawsuits relating to GHG emissions may result in decisions by state and federal courts and agencies that could impact our operations.

This increasing governmental focus on global warming may result in new environmental laws or regulations that may negatively affect us, our suppliers and our clients. This could cause us to incur additional direct costs in complying with any new environmental regulations, as well as increased indirect costs resulting from our clients, suppliers or both incurring additional compliance costs that get passed on to us. Moreover, passage of climate change legislation or other federal or state legislative or regulatory initiatives that regulate or restrict emissions of GHG may curtail production and demand for fossil fuels such as oil and gas in areas where our clients operate and thus adversely affect future demand for our services. Reductions in our revenues or increases in our expenses as a result of climate control initiatives could have adverse effects on our business, financial position, results of operations and prospects.

Hydraulic fracturing is an important and commonly used process in the completion of oil and gas wells. Hydraulic fracturing involves the injection of water, sand and chemical additives under pressure into rock formations to stimulate gas production. Due to public concerns raised regarding potential impacts of hydraulic fracturing on groundwater quality, legislative and regulatory efforts at the federal level and in some states have been initiated to require or make more stringent the permitting and compliance requirements for hydraulic fracturing operations. At the federal level, a bill was introduced in Congress in March 2011 entitled, the “Fracturing Responsibility and Awareness of Chemicals Act,” or the “FRAC Act,” that would amend the federal Safe Drinking Water Act, or the “SDWA,” to repeal an exemption from regulation for hydraulic fracturing. If the FRAC Act or similar legislation in the next Congress were enacted, the definition of “underground injection” in the SDWA would be amended to encompass hydraulic fracturing activities. Such a provision could require hydraulic fracturing operations to meet permitting and financial assurance requirements, adhere to certain construction specifications, fulfill monitoring, reporting, and recordkeeping obligations and meet plugging and abandonment requirements. The FRAC Act also proposes to require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In early 2010, the EPA indicated in a website posting that it intended to regulate hydraulic fracturing under the SDWA and require permitting for any well where hydraulic fracturing was conducted with the use of diesel as an additive. While industry groups have challenged the EPA’s website posting as improper rulemaking, the Agency’s position, if upheld, could require additional permitting. In addition, the EPA has commenced a study of the potential adverse effects that hydraulic fracturing may have on water quality and public health, and a committee of the U.S. House of Representatives has commenced its own investigation into hydraulic fracturing practices. These legislative and regulatory initiatives imposing additional reporting obligations on, or otherwise limiting, the hydraulic fracturing process could make it more difficult or costly to complete natural gas wells. Shale gas cannot be economically produced without extensive fracturing. In the event such legislation is enacted, demand for our seismic acquisition services may be adversely affected.

Risks Related To Our Common Stock

Our common stock has experienced, and may continue to experience, price volatility and low trading volume.

Our stock price is subject to significant volatility. Overall market conditions, including a decline in oil and natural gas prices and other risks and uncertainties described in this “Risk Factors” section and in our other filings with the Securities and Exchange Commission, could cause the market price of our common stock to fall. Our high and low sales price following the Merger through March 31, 2015 were $7.31 and $4.27, respectively.  Further, the high and low sales prices of Legacy TGC’s common stock for the twelve months ended December 31, 2014 were $22.35 and $5.79, respectively, as adjusted for the 1-for-3 reverse stock split effected on February 11, 2015 prior to the Merger, and the high and low sales prices of Legacy Dawson’s common stock for the twelve months ended December 31, 2014 were $34.90 and $10.40, respectively.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DWSN.” However, daily trading volumes for our common stock are, and may continue to be, relatively small compared to many other publicly traded securities.  For example, during 2014 Legacy TGC’s daily trading volume was as low as 2,266 shares, as adjusted for the 1-for-3 reverse stock split effected on February 11, 2015 prior to the Merger.  It may be difficult for you to sell your shares in the public market at any given time at prevailing prices, and the price of our common stock may, therefore, be volatile.

Certain provisions of our amended and restated certificate of formation may make it difficult for a third party to acquire us in the future or may adversely impact your ability to obtain a premium in connection with a future change of control transaction.

Our amended restated certificate of formation, as amended, contains provisions that require the approval of holders of 80% of our issued and outstanding shares before we may merge or consolidate with or into another corporation or entity or sell all or substantially all of our assets to another corporation or entity. Additionally, if we increase the size of our board from the current eight directors to nine directors, we could by resolution of the board of directors stagger the directors’ terms, and our directors could not be removed without approval of holders of 80% of our issued and outstanding shares. These provisions could discourage or impede a tender offer, proxy contest or other similar transaction involving control of us.

In addition, our board of directors has the right to issue preferred stock upon such terms and conditions as it deems to be in our best interest. The terms of such preferred stock may adversely impact the dividend and liquidation rights of our common shareholders without the approval of our common shareholders.

If the price of our common stock trades below $5.00 per share, it may be considered a low-priced stock and may be subject to regulations that limit or restrict the potential market for the stock.

Our common stock may be considered a low priced stock pursuant to rules promulgated under the Securities Exchange Act of 1934, as amended, if it trades below a price of $5.00 per share. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stock, the broker-dealer’s duties, the client’s rights and remedies, and certain market and other information, and make a suitability determination approving the client for low priced stock transactions based on the client’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the client, and obtain specific written consent of the client. With these restrictions, the likely effect of designation as a low price stock would be to decrease the willingness of broker-dealers to make a market for our common stock, to decrease the liquidity of the stock and to increase the transaction costs of sales and purchase of such stocks compared to other securities. As of April 29, 2015, our common stock was quoted at a closing sales price of $5.69 per share and we cannot guarantee that our common stock will trade at a price greater than $5.00 per share.

We do not expect to pay cash dividends on our common stock for the foreseeable future, and therefore only appreciation of the price of our common stock may provide a return to shareholders.

While there are currently no restrictions prohibiting us from paying dividends to our shareholders, our board of directors, after consideration of general economic and market conditions affecting the energy industry in general, and the oilfield services business in particular, determined that we would not pay a dividend in respect of the quarters ended December 31, 2014 and March 31, 2015 or for the foreseeable future.  Payment of any dividends in the future will be at the discretion of our board and will depend on our financial condition, results of operations, capital and legal requirements, and other factors deemed relevant by the board.